Exhibit 99.1

Mobiquity Technologies Enhances Strategic Oversight with Three New Board of Directors Members

Diverse Experience of New Board Members, Positions MOBQ for Growth in 2019

NEW YORK, Dec. 20, 2018 /PRNewswire/ -- Mobiquity Technologies, Inc. (OTCQB: MOBQ), a mobile first, next generation, Software-as-a-Service (SaaS) platform for data and advertising announces three new board members to drive the company's product roadmap, future acquisitions, and growth strategy for 2019 and beyond.  All three members bring diverse advertising technology and industry knowledge to uniquely advance growth.

Anthony Iacovone has long been a leading visionary in the area of mobile marketing and advertising technology. He conceptualized the Augme Mobile strategy in the early days pre-smart phones, and later became co-founder and CEO of AdTheorent Inc. More recently, Anthony spun off Barometric, an advertising identity graph and audience insights company, recently acquired by the Claritas Corporation. "I am confident in the strategic vision that Mobiquity has," said Anthony. "Excited to be a part of this distinguished group of experts and leverage my experience leading programmatic media and machine learning companies."

Dr. Gene Salkind, M.D., a prominent neuro surgeon, professor, and tech investor, with experience guiding small and micro-cap companies to the next level, including up-listing to a national exchange . Previous investments include Intuitive Surgical, Pharmalytics (acquired by Abbvie for $250 per share after growing from less than $1/share), and Centocor, one of the nation's largest biotechnology companies, which was acquired by Johnson & Johnson for $4.9 billion in stock.  In addition to managing a University of Pennsylvania affiliated private practice, he is also Chief of Neurosurgery at Holy Redeemer Hospital and continues actively seeing patients.

Deep Katyal, is the CEO of Advangelists.  Following the recent merger between Mobiquity Technologies and Advangelists, Deep joins the Mobiquity board to provide advanced product and engineering knowledge. An ad tech veteran who built the Advangelists platform, Deep maintains his role of advancing the integration of the Advangelists platform across the entire suite of Mobiquity Technologies capabilities and partnerships.

"I am excited to surround Mobiquity with such an esteemed and diverse group of industry experts and leaders," said Thomas M. Arnost, Chairman of Mobiquity Technologies. "Anthony and Deep each bring extensive experience in Advertising and Technology, and Gene brings an overall business acumen, including corporate governance. We welcome their expertise and perspectives as we continue to meet shareholder and customer needs."

About Mobiquity Technologies (www.mobiquitytechnologies.com)

Mobiquity Technologies, Inc. (OTCQB: MOBQ), is a mobile first, next generation, Software-as-a-Service (SaaS) platform for data and advertising. Through the Advangelists platform (www.advangelists.com), the company provides programmatic advertising technologies and precise mobile data insights on consumer behavior. We believe that advertising should be an amalgamation of great features, great usability and should have all the tools you need in one single platform.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

For more information email: press@mobiquitytechnologies.com

View original content to download multimedia: http://www.prnewswire.com/news-releases/mobiquity-technologies-enhances-strategic-oversight-with-three-new-board-of-directors-members-300769297.html

SOURCE Mobiquity Technologies, Inc.